CONSULTING AGREEMENT

     This consulting agreement (this "Agreement") is made the 16th day of April 2001 by and between Asconi Corporation, (the "Company"), and La-Sal Capital, Inc. a personal services corporation (the "Consultant").

                                    RECITALS

     WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

     WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.   TERM

     The term of this Agreement shall commence on the date hereof and end on April 15, 2002.

2.   CONSULTING SERVICES

     Scope of Representation. Company grants Consultant permission to act on Company's behalf in assisting Company in its business development, e-commerce research and product development, advising and developing internet related training and product implementation, marketing and strategic alliances development program, targeting candidates as potential business, channel or development partners and performing related services, to identify and secure additional management and members of the Board of Advisors and Board of Directors and audit committee members of the Company. Consultant's services shall be provided on a non-exclusive basis.
     Consultant shall provide his services on a best efforts basis. These advisory and development services include the following:


     a) Assist and advise and perform research in business and may provide value and benefits to it's customers and clients.

     b) Assist, advise and develop business relationships with potential business, channel or development partners and seek other strategic relationships with companies that may have similar business interest to the Company.

     c) Advise the Company in implementing its business strategy during the term, which will include: business development services, e-commerce research and product development, advising and developing internet related training and product implementation, marketing and strategic alliances development program, assisting in development of business and marketing models and assisting legal, accounting, marketing and technology departments in developing appropriate business and
          e-commerce procedures and documents, identifying and securing additional management and members of the Board of Advisors and Board of Directors.

     d) In conducting the forgoing efforts, Consultant will rely upon Asconi to provide all necessary information regarding the Company and its business plan. You will furnish Consultant with all relevant material regarding the business and financial condition of the Company that will be accurate and complete in all material respects at the time furnished and will represent your best estimates of future performance. Consultant will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to us by you. Any advice rendered by consultant pursuant to this letter may not be disclosed publicly in any manner without Consultant's prior written approval and will be treated by you and us as confidential.

     e) Under no circumstances shall Consultant be required to provide any services pursuant to this Agreement that would require registration or other filings by it under any United States federal or state securities laws.

     f) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 400,000 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

     g) Issuance. Issuance and delivery of the Common Stock shall be within 45 days of the full reporting date of the company, at which time, the Company shall deliver to the Consultant:

          (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and

          (ii) evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

     (h)  Expenses.

          During the term of the Consultant's engagement hereunder. The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

3.   CONFIDENTIAL INFORMATION

         (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

         (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

         (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

         (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

4.   REPRESENTATION AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

         (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

         (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgement, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

         (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

5.   FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

6.   SUPPLYING INFORMATION

         The Company  shall  cooperate  with the  Consultant  in supplying  such
publicity  available   information  as  may  be  reasonably  necessary  for  the
Consultant to complete and file any information reporting forms.

7.   INDEMNIFICATION

         (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgements, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgements, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, bu in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

8.   INDEPENDENT CONTRACTOR STATUS

         It is  expressly  understood  and  agreed  that  this  is a  consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

         The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

9.   NOTICE

         All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant:                 La-Sal Capital, Inc.
                                                 13014 North Dale Mabry
                                                 Tampa, FL 33618

                  To the Company:                Asconi Corporation
                                                 1221 West Colonial Dr., #205
                                                 Orlando, FL 32804

10.  MISCELLANEOUS

     (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

     (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

     (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

     (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys's fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

     (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

     (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

     (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                                     Asconi Corporation

                                                     By:/s/ Vadim Enikeev
                                                        ------------------------
                                                     Its: Secretary


                                                     La-Sal Capital, Inc.

                                                     By:/s/ Alan Lipstein
                                                        ------------------------
                                                     Its: President